UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-26887		77-0396307
(Commission File Number)		(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

           The information set forth below under Item 5.02(e) is hereby incorporated by reference into this Item 1.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

On December 13, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Silicon Image, Inc. (the “Registrant”) authorized the Registrant to enter into change of control retention agreements (each, an “Agreement” and, collectively, the “Agreements”) with each of Registrant’s executive officers and vice presidents (each an “Executive”), as previously reported in the Registrant’s current report on Form 8-K filed on December 19, 2007, and each Agreement is in the form attached as Exhibit 10.01 to the December 19, 2007 Form 8-K.  The Agreements would have expired by their terms on December 13, 2009, and on December 9, 2009, the Compensation Committee authorized the Registrant to enter into amendments to the Agreements extending their terms to December 13, 2011. The terms and conditions of the Agreements will not be otherwise changed by these amendments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 15, 2009
SILICON IMAGE, INC.

By:	/s/ Edward Lopez
Edward Lopez
Chief Legal Officer